UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Artisan Partners Funds, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YOUR IMMEDIATE ATTENTION IS REQUESTED

Shareholder Meeting Adjourned to November 29, 2012

Artisan Global Opportunities Fund

Artisan International Small Cap Fund

Artisan Mid Cap Fund

Artisan Mid Cap Value Fund

Recently we distributed proxy materials in connection with a Special Meeting of Shareholders of Artisan Partners Funds, Inc. (“Artisan Funds”) concerning an important proposal affecting your fund(s). The Special Meeting of Shareholders, which was originally scheduled for November 13, 2012, has been adjourned to November 29, 2012 at 3:00 PM Central Time for Artisan Global Opportunities Fund, Artisan International Small Cap Fund, Artisan Mid Cap Fund and Artisan Mid Cap Value Fund for consideration of Proposal 2, as described in the proxy statement. Our records indicate that we have not received voting instructions for your account(s). In an effort to avoid incurring any further expenses, we are asking you to please take a moment right now to submit your vote.

Your vote is important no matter how many shares you own. To avoid further adjournments and additional solicitation costs, the Board of Directors of Artisan Funds is asking you to use the enclosed proxy card to authorize your vote “FOR” the Proposals.

The proxy materials we sent you contain important information regarding the proposal that you and other shareholders are being asked to consider. Please read the materials carefully.

The proxy statement is available online at www.myproxyonline/artisanproxy2012.

In order for your vote to be represented, we must receive your instructions. For your convenience, please utilize any of the following methods to submit your vote:

1.	By Internet

Follow the simple instructions on the enclosed voting instruction form.

2.	By Touchtone

Please call the toll-free number located on your voting instruction form and follow the simple instructions.

3.	By Mail

Simply return your executed voting instruction form in the envelope provided.

Please take a moment and vote today! Thank you.